UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
0-54963	NEWPAGE HOLDINGS INC.	46-1505118	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, NewPage Holdings Inc. announced the appointment of Linda Sheffield, age 56, to the position of controller and chief accounting officer for NewPage Holdings Inc. and its subsidiaries, effective October 1, 2013. Ms. Sheffield is replacing Patrick Buchenroth who resigned from the position of controller and chief accounting officer for NewPage Holdings Inc. and its subsidiaries effective September 30, 2013.

Ms. Sheffield has been with NewPage Corporation since its inception in 2005 and has served in key positions including treasurer and vice president of finance, and most recently as vice president of compliance. Ms. Sheffield was responsible for establishing new systems, internal controls, Sarbanes Oxley compliance, internal audit and other processes necessary for corporate governance when NewPage Corporation was formed in 2005. As NewPage Corporation expanded, she led the finance integration of the businesses following the Stora Enso North America acquisition in 2007. Ms. Sheffield holds a bachelor’s degree in math and economics from Ohio Wesleyan University and an MBA from Wright State University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release dated September 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDINGS INC.

By:	/s/ Jay A. Epstein
Jay A. Epstein
Senior Vice President, Chief Financial Officer and Assistant Secretary
Date: September 19, 2013